                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                              GREENHILL & CO., INC.

                     Pursuant to Sections 242 and 245 of the
                General Corporation Law of the State of Delaware

                                    * * * * *

     Greenhill & Co., Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

     FIRST: The present name of the Corporation is Greenhill & Co., Inc., which is the name under which the Corporation was originally incorporated; and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 10, 2004.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu thereof new Article FOURTH which is set forth in the Amended and Restated
Certificate of Incorporation hereinafter provided for.

     THIRD: The provisions of the Certificate of Incorporation of the
Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Amended and Restated Certificate of
Incorporation of Greenhill & Co., Inc. without any further amendments other than the amendment herein certified and without any discrepancy between the provisions of the Certificate of Incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

     FOURTH: The amendment and the restatement of the Certificate of
Incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General
Corporation Law of the State of Delaware.

     FIFTH: The Certificate of Incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Amended and Restated
Certificate of Incorporation, read as follows:

                       AMENDED AND RESTATED CERTIFICATE OF
                                  INCORPORATION

                                       OF

                              GREENHILL & CO., INC.

                                    * * * * *

     FIRST: The name of the Corporation is Greenhill & Co., Inc.

     SECOND: The address of its registered office in the State of Delaware is
Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New
Castle, Delaware 19801. The name of its registered agent at such address is The
Corporation Trust Company.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation
Law of the State of Delaware as the same exists or may hereafter be amended
("DELAWARE LAW").

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 110,000,000, consisting of 100,000,000 shares of
Common Stock, par value $0.01 per share (the "COMMON STOCK"), and 10,000,000 shares of Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK").

     The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of
Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of
Delaware, as amended from time to time.

     FIFTH: Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of
Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either

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separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation
(including any Certificate of Designations relating to any series of Preferred
Stock) or pursuant to Delaware Law.

     SIXTH: The name and mailing address of the incorporator are:

               NAME                        MAILING ADDRESS
               -------------               -------------------------
               John T. Adams               c/o Davis Polk & Wardwell
                                           450 Lexington Avenue
                                           New York, New York 10017

     SEVENTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

     EIGHTH: Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

     NINTH: (1) A director of the Corporation shall not be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

     (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

     (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

     (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the
Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person's status as such,

                                       3

whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

     (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

     (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Amended and Restated Certificate of
Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

     TENTH: The names and mailing addresses of the initial directors of the
Corporation, who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

               NAME                        MAILING ADDRESS
               -------------------         ---------------------------
               Robert F. Greenhill         300 Park Avenue, 23rd Floor
                                           New York, NY 10022-7405

               Scott L. Bok                300 Park Avenue, 23rd Floor
                                           New York, NY 10022-7405

               Simon A. Borrows            56-58 Conduit Street
                                           London W1S 2YZ
                                           United Kingdom

     ELEVENTH: The Corporation reserves the right to amend this Amended and
Restated Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE NINTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

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     IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name by its duly authorized officer.

Dated:   May 4, 2004

                                                GREENHILL & CO., INC.

                                                By: /s/ Robert F. Greenhill
                                                   -----------------------------
                                                   Name:  Robert F. Greenhill
                                                   Title: Chairman and Chief
                                                          Executive Officer

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